 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 1.01    Entry into a Material Definitive Agreement.

Dermal Filler License Agreement - Europe

On December 20, 2023, Evolus Pharma B.V. (“Evolus Europe”), a wholly owned subsidiary of Evolus, Inc. (the “Company”) and Symatese Aesthetics S.A.S. (“Symatese”), entered into a License, Supply and Distribution Agreement (the “Agreement”), pursuant to which Symatese granted to Evolus Europe an exclusive right to commercialize and distribute four dermal filler product candidates, which are referred to as: (i) Lift; (ii) Smooth; (iii) Sculpt and (iv) Lips (each, a “Product” and collectively, the “Products”) in 50 countries in Europe for use in the aesthetics and dermatological fields (the “Field”). Evolus Europe also has the right of first negotiation to obtain a license from Symatese to commercialize and distribute certain other new products developed using the same technology as the Products.

As consideration for the rights granted under the Agreement, the Company issued to Symatese 610,000 shares of the Company’s common stock, par value $0.00001 per share. Additionally, Evolus Europe is required to pay up to €3.1 million, including: €1.2 million on the second anniversary of certain regulatory approvals and €1.9 million on the earlier of the third anniversary of certain regulatory approvals or following a year in which Evolus achieves €25 million in revenue in Europe for the Products.

The Agreement is also subject to minimum purchase requirements, and failure to meet such requirements may result in a reduction or termination of Evolus Europe’s exclusive rights, subject to certain exceptions.

The initial term of the Agreement is fifteen (15) years from the first regulatory approval of a Product, with automatic renewals for successive five (5)-year terms subject to the terms of the Agreement.

The Agreement contains various representations and warranties, covenants and other provisions that are customary for a transaction of this nature. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts.

The foregoing is a summary of the terms of the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the Year ended December 31, 2023.

Item 7.01 Regulation FD Disclosure.

On December 20, 2023, the Company issued a press release announcing the execution of the Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release of Evolus, Inc., dated December 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: December 20, 2023	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer